N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Equity Funds on behalf of Federated Emerging Markets Equity Fund, Federated InterContinental Fund, Federated International Strategic Value Dividend Fund, Federated Managed Volatility Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended November 30, 2016(the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 25, 2017

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: January 25, 2017

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.